Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2013 relating to the statement of financial condition for the years ended December 31, 2012 and 2011 of United States 12 Month Oil Fund, LP included in the Form 10-K of United States 12 Month Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 2, 2013